SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of May 27, 2026 and effective as of the Effective Date (as defined below) (this “Amendment”), by and between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”), and TRUIST BANK (the “Lender”).

RECITALS

A.          Borrower and Lender previously entered into that certain Revolving Credit Agreement dated as of May 12, 2021 (as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 22, 2024, and as further amended from time to time, including pursuant to this Amendment, the “Credit Agreement”), pursuant to which Lender has made a revolving credit facility available to Borrower.

B.          Borrower has requested that Lender amend the Credit Agreement as set forth herein, and Lender is willing to grant such request, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

2.          Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows, which amendments shall be effective as of the Effective Date:

(a)          Section 6.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)          as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower (except for the Fiscal Year ending on December 31, 2025, which shall be delivered as soon as available but in any event no later than July 31, 2026), a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by independent public accountants acceptable to the Lender (without a ”going concern“ or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;”.

(b)          Section 6.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)          as soon as available and in any event within forty five (45) days after the end of each Fiscal Quarter of the Borrower (except for (i) the Fiscal Quarter ending on March 31, 2026, which shall be delivered as soon as available but in any event no later than July 31, 2026 and (ii) each Fiscal Quarter ending on December 31 of each year), an unaudited, internally-prepared, consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income (specifying, among other things, depreciation and interest expense) of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year;”.

(c)          Section 6.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)          as soon as available and in any event within forty five (45) days after the end of each Fiscal Quarter of the Borrower (except for (i) the Fiscal Quarter ending on (A) December 31 of each year and (B) the Fiscal Quarter ending on March 31, 2026, respectively, which shall be delivered concurrently with the consolidated financial statements required under Section 6.1(a) or 6.1(b), as applicable), a Compliance Certificate signed by the principal executive officer or the principal financial officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VII, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Quarter or Fiscal Year, as applicable, from the Subsidiaries identified to the Lender on the Closing Date or the date of the most recent Compliance Certificate, as applicable, and (v) stating whether any change in GAAP or the application thereof has occurred since the Closing Date or the date of the most recent Compliance Certificate, as applicable, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate; and”.

3.          Effectiveness; Conditions Precedent. This Amendment and the amendments contemplated herein shall be effective on the date that each of the following conditions precedent has been satisfied in Lender’s discretion (such date, the “Effective Date”):

(a)	Lender shall have received each of the following documents or instruments in form and substance acceptable to Lender:

(i)	counterparts of this Amendment, duly executed by Borrower; and

(ii)
all due diligence items, documentation and information from the Borrower requested by Lender, including all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(b)	since December 31, 2024, there shall have been no event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect;

(c)	Lender shall have received payment of all reasonable, out-of-pocket costs and expenses of Lender (including the reasonable fees, charges and disbursements of counsel to Lender).

4.          Representations and Warranties.  In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows: (a) after giving effect to this Amendment, the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date; (b) this Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or shall be caused by the transactions contemplated by this Amendment.

5.          Entire Agreement. This Amendment, together with the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing signed by Lender.

6.          Reaffirmation of Loan Documents. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment. Electronic records of executed Loan Documents maintained by Lender shall deemed to be originals.

8.          Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

9.          Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.          References. This Amendment shall be a Loan Document.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended by this Amendment.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

ATLANTIC AMERICAN CORPORATION

By:          /s/ J. Ross Franklin
Name:          J. Ross Franklin
Title:          VP, CFO

LENDER:

TRUIST BANK

By:  /s/ Michael Landry
Name: Michael Landry
Title:   Director